PRESS RELEASE

FOR IMMEDIATE RELEASE


CONTACT:  Mark W. Jaindl (mjaindl@pcbanker.com)       Phone:        610-366-1800
          American Bank, Inc.                         Toll-Free:    888-366-6622
          President and Chief Executive Officer       Fax:          610-366-1900

                    American Bank Reports Earnings for 2006,
                               Increases Dividend

Allentown, PA, January 26, 2007 - American Bank, Inc. (NasdaqCM: AMBK), the parent company of American Bank, today announced earnings for the year ended December 31, 2006. Net income for the year was $2,831,000, or $0.43 per diluted share, a decrease of $0.02 per share from the $0.45 per diluted share reported for the year ended December 31, 2005. For the quarter ended December 31, 2006, American Bank, Inc. posted net income of $674,000, or $0.10 per diluted share, a decrease of $0.02 per share from the $0.12 per diluted share reported in the same period of the prior year. The decrease in net income for the year ended December 31, 2006 is the result of a decrease of $788,000 in non-interest income and an increase of $189,000 in non-interest expense. The decrease in non-interest income results from a decrease in gains on sale of mortgage loans of $70,000, a decrease in gains on available for sale securities of $342,000 and a decrease in other income of $371,000. American Bank's net loans outstanding increased by $18.6 million, or 6.2%, to $320.0 million at December 31, 2006, while non-performing loans were less than $68,000 at year-end.

President and CEO Mark W. Jaindl stated, "On September 1, 2006, American Bank reported that it could realize a significant gain on the sale of shares of PSB Bancorp, Inc. if the proposed acquisition of PSB Bancorp by Conestoga Bancorp, Inc. is completed. PSB Bancorp held a special annual meeting on January 12, 2007 for the purpose of voting on the merger. Ninety-nine percent of shareholders voted in favor of the transaction. If this transaction closes, we anticipate an after-tax gain for American Bank, Inc. of approximately $1.7 million in the first or second quarter of 2007."

On December 19, 2006, the Board of Directors of American Bank, Inc. declared a 25% increase in the quarterly dividend from the current $0.04 per share to $0.05 per share. The dividend will be paid to shareholders of record on January 15, 2007 and payable on January 29, 2007. In addition, American Bank will continue its Dividend Reinvestment Plan, which allows shareholders to purchase additional shares of American Bank, Inc. common stock at a 5% discount to the average of the closing "bid" and "ask" price on the Record Date.

American Bank, Inc. common stock last traded at $7.79 per share. American Capital Trust I Preferred Securities last traded at $8.81.

About American Bank
-------------------

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA check cards. Pcbanker.com delivers a full range of real-time Internet banking and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trade marks for the Internet financial services provided by American Bank, a state-chartered, FDIC-insured, full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

     Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                      (In thousands, except per share data)
                                    Unaudited

                                                                          December 31,
                                                                          ------------
                                                                     2006             2005
Selected Financial Condition Data:
----------------------------------
Total assets                                                   $   504,289       $   529,100
Loans receivable, net                                              319,978           301,394
Allowance for loan losses                                            3,734             3,393
Securities available for sale (at fair value)                      149,636           188,691
Securities held to maturity (at cost)                               11,709            13,482
Deposits                                                           368,995           368,958
Short-term debt                                                     31,616             8,721
Long-term debt                                                      57,734            90,848
Mandatory redeemable convertible debentures                         10,187            10,187
Stockholders' equity                                                34,221            44,345

Book value per share                                           $      5.72       $      5.97


Shares outstanding                                                   5,985             7,424

                                                                         For the Three                       For the Year
                                                                     Months Ended Dec. 31,                  Ended Dec. 31,
                                                                     ---------------------                  --------------
                                                                     2006             2005               2006            2005
Selected Operating Data:
------------------------
Total interest income                                             $   7,160      $   6,419          $   28,162      $   24,293
Total interest expense                                                4,834          4,048              18,402          14,246
                                                               ------------------------------    ---------------------------------
     Net interest income                                              2,326          2,371               9,760          10,047
Provision for loan losses                                                25            139                 349             624
                                                               ------------------------------    ---------------------------------
     Net interest income after provision for loan losses              2,301          2,232               9,411           9,423
                                                               ------------------------------    ---------------------------------
Fees and service charges                                                 48             44                 192             200
Net gains on available for sale securities                                -            362                (79)             263
Net realized gain on sale of mortgage loans                              13             24                  57             127
Earnings from Bank-owned life insurance                                  89             78                 342             339
Other income                                                             63            143                 243             614
                                                               ------------------------------    ---------------------------------
     Total non-interest income                                          213            651                 755           1,543
                                                               ------------------------------    ---------------------------------
     Total operating expense                                          1,505          1,442               6,058           5,869
                                                               ------------------------------    ---------------------------------
          Income before taxes on income                               1,009          1,441               4,108           5,097
Taxes on income                                                         335            441               1,277           1,565
                                                               ------------------------------    ---------------------------------
     Net income                                                   $     674        $ 1,000          $    2,831      $    3,532
                                                               ==============================    =================================
     Earnings per share-basic                                     $    0.12        $  0.14          $     0.46      $     0.48
                                                               ==============================    =================================
                       -diluted                                   $    0.10        $  0.12          $     0.43      $     0.45
                                                               ==============================    =================================
Weighted average shares outstanding for earnings per share            5,983          7,424               6,219            7,420
calculation-basic                                              ==============================    =================================
           -diluted                                                   7,217          8,664               7,453            8,659
                                                               ==============================    =================================

                               American Bank, Inc.
                         Selected Financial Information
                                    Unaudited

                                                                           For the Three                       For the Year
                                                                       Months Ended Dec. 31,                  Ended Dec. 31,
                                                                       ---------------------                  --------------
                                                                       2006             2005               2006            2005
Performance Ratios (1):
-----------------------
Return on assets (ratio of net income to average total assets)            0.53%           0.76%               0.54%          0.68%
Return on equity (ratio of net income to average equity)                  7.90%           8.99%               8.25%          8.05%
Net interest margin (ratio of net interest income divided
         by average earning assets)                                       1.88%           1.99%               1.94%          2.01%
Ratio of operating expense to average total assets                        1.15%           1.09%               1.15%          1.13%
Efficiency ratio (ratio of operating expenses divided by net
         interest income plus non-interest income)                       59.28%          47.68%              57.59%         50.81%

Asset Quality Ratios:
---------------------
Non-performing assets to total assets at end of period                    0.01%           0.01%
Allowance for loan losses to non-performing loans                      5353.75%        8312.60%
Allowance for loan losses to loans receivable                             1.12%           1.12%

Regulatory Capital Ratios-Bank:
-------------------------------
Tier I to average assets                                                  8.20%           8.56%
Tier I risk weighted assets                                              11.36%          12.31%
Total capital to risk weighted assets                                    12.39%          13.26%


---------------------------------------------------------------
(1) Ratios for three month periods are annualized.
